Exhibit 99.1

INDEPENDENT AUDITOR’S REPORT

To the Stockholders and Board of Directors of ValenzaBio, Inc.

Opinion

We have audited the financial statements of ValenzaBio, Inc. (the “Company”), which comprise the balance sheet as of December 31, 2021, the related statements of operations and comprehensive loss, convertible preferred stock and stockholders’ deficit, and cash flows for the year then ended, and the related notes to the financial statements (collectively, the “financial statements”).

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Other Matter

In our report dated April 29, 2022, we expressed an unmodified opinion on the 2021 financial statements of the Company. As described in Note 2, the Company has revised its presentation of the convertible preferred stock and common stock in the financial statements for the year ended December 31, 2021.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the financial statements are issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our

Macias Gini & O’Connell LLP 60 South Market Street, Suite 1500 San Jose, CA 95113	F-1	www.mgocpa.com

opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•

Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control–related matters that we identified during the audit.

San Jose, California

April 29, 2022, except for Note 2 as to

which the date is February 10, 2023

VALENZABIO, INC.

Balance Sheet

As of December 31, 2021

(Amounts expressed in thousands, except shares)

December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$9,865
Investments at fair value, current	21,972
Prepaid expenses and other current assets	2,612

Total current assets	34,449
Investments at fair value	22,484

Total assets	$56,933

LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$3,381
Accrued expenses and other current liabilities	4,898

Total liabilities	8,279

Commitments and Contingencies
Series Seed convertible preferred stock, $0.0001 par value; 7,453,129 shares authorized, issued and outstanding at December 31, 2021, liquidation preference of $14,834	14,834
Series A convertible preferred stock, $0.0001 par value; 8,918,106 shares authorized, issued and outstanding at December 31, 2021, liquidation preference of $79,375	79,115
Stockholders’ Deficit:
Common stock, $0.0001 par value; 26,838,582 shares authorized; 7,444,684 issued and outstanding at December 31, 2021	—
Additional paid-in capital	759
Accumulated deficit	(45,915)
Accumulated comprehensive loss	(139)

Total stockholders’ deficit	(45,295)

Total liabilities, convertible preferred stock and stockholders’ deficit	$56,933

VALENZABIO, INC.

Statement of Operations and Comprehensive Loss

For the Year Ended December 31, 2021

(Amounts expressed in thousands, except shares)

Year Ended December 31, 2021
Operating expenses:
Research and development	$35,233
General and administrative	2,737

Total operating expenses	37,970

Loss from operations	(37,970)
Other income:
Interest income	70

Net loss	$(37,900)
Other comprehensive loss:
Unrealized loss on investments	(139)

Total comprehensive loss	$(38,039)

VALENZABIO, INC.

Statement of Convertible Preferred Stock and Stockholders’ Deficit

(Amounts expressed in thousands, except shares)

	Convertible Preferred Stock		Common Stock		Additional Paid-In Capital	Accumulated Deficit	Other Comprehensive Loss	Total Stockholders’ Deficit
	Shares	Amount	Shares	Amount
Balance at January 1, 2021	7,453,129	$14,834	7,506,015	$—	$114	$(8,015)	$—	$(7,901)
Other comprehensive loss	—	—	—	—	—	—	(139)	(139)
Issuance of common stock upon exercise of stock options	—	—	14,327	—	5	—	—	5
Forfeiture of unvested restricted shares	—	—	(75,658)	—	—	—	—	—
Issuance of Series A convertible preferred stock for cash, net of issuance costs	7,864,787	69,740	—	—	—	—	—	—
Issuance of Series A convertible preferred stock as a payment for Pierre Fabre license fee	1,053,319	9,375	—	—		—	—	—
Stock-based compensation	—	—	—	—	640	—	—	640
Net loss	—	—	—	—	—	(37,900)	—	(37,900)

Balance at December 31, 2021	16,371,235	$93,949	7,444,684	$—	$759	$(45,915)	$(139)	$(45,295)

VALENZABIO, INC.

Statement of Cash Flows

For the Year Ended December 31, 2021

(Amounts expressed in thousands, except shares)

Year Ended December 31, 2021
Cash flows from operating activities
Net loss	$(37,900)
Adjustments to reconcile net loss to net cash used in operations:
Stock-based compensation expense	640
Amortization of premium on marketable securities	584
Preferred shares issued as payment for license agreement	9,375
Changes in assets and liabilities:
Prepaid expenses and other current assets	(2,604)
Accounts payable	2,891
Accrued expenses and other current liabilities	3,780

Net cash used in operating activities	(23,234)

Cash flows from investing activities
Purchase of investments	(57,227)
Proceeds from maturities of investments	12,048

Net cash used in investing activities	(45,179)

Cash flows from financing activities
Proceeds from issuance of convertible preferred stock	69,740
Proceeds from exercise of stock options	5

Net cash provided by financing activities	69,745

Net increase in cash and cash equivalents	1,332
Cash, and cash equivalents at beginning of year	8,533

Cash, and cash equivalents at end of year	$9,865

VALENZABIO, INC.

Notes to Financial Statements

For the Year Ended December 31, 2021

(Amounts expressed in thousands, except shares)

1. Nature of the Business

ValenzaBio, Inc. (the “Company”) is a biopharmaceutical company focused on the identification, acquisition, and development of therapies for serious orphan autoimmune and inflammatory diseases. The Company is developing a pipeline of differentiated monoclonal antibodies with clinically validated mechanisms of action targeting diseases where the biology for treatment is clear but the approved therapies are few and suboptimal. The Company was incorporated on December 6, 2019, in Delaware. The Company is devoting substantially all of its efforts towards product research and development.

Liquidity

The Company has incurred significant losses from its inception. During the year ended December 31, 2021, the Company incurred a net loss of $37.9 million. As of December 31, 2021, the Company had an accumulated deficit of $45.9 million. The Company expects to continue to generate operating losses and negative cash flows for the foreseeable future.

The Company has funded its operations primarily through the sale of equity securities. Additional funding will be needed to finance future clinical, preclinical, manufacturing and commercial activities. There is no assurance the Company will be successful in obtaining such additional financing on terms acceptable to it, if at all, and it may not be able to enter into other arrangements. If the Company is unable to obtain funding, it could be forced to delay, reduce or eliminate our research and development programs, portfolio expansion or commercialization efforts, which could adversely affect its business prospects and ability to continue operations.

The Company is subject to risks common to companies in the biopharmaceutical industry. There can be no assurance that the Company’s research and development will be successfully completed, that adequate protection for its intellectual property will be maintained, that any products developed will obtain required regulatory approval, or that any approved products will be commercially viable. Even if the development efforts are successful, it is uncertain when, if ever, the Company will generate significant product sales and ultimately net income.

Coronavirus Pandemic

In March 2020, the World Health Organization declared the COVID-19 outbreak a pandemic. The worldwide COVID-19 pandemic has affected and may affect in the future the Company’s ability to initiate and complete preclinical studies, delay the initiation and completion of its current and planned clinical trials, disrupt regulatory activities or have other adverse effects on its business, results of operations, financial condition and prospects. In addition, the pandemic has caused substantial disruption in the financial markets and may adversely impact economies worldwide, both of which could adversely affect the Company’s business, operations and ability to raise funds to support its operations.

The Company cannot be certain what the overall impact of the COVID-19 pandemic will be on its business, and it has the potential to adversely affect its business, financial condition, results of operations and prospects.

2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

VALENZABIO, INC.

Notes to Financial Statements (Continued)

For the Year Ended December 31, 2021

(Amounts expressed in thousands, except shares)

2. Summary of Significant Accounting Policies (Continued)

Presentation of the Convertible Preferred Stock and Common Stock

Convertible preferred stock is presented in the financial statements at their respective fair values on the dates of issuance, net of issuance costs. The convertible preferred stock is recorded outside of permanent equity because while it is not mandatory, redemption is contingent upon the occurrence of certain events considered not solely within the Company’s control. The Company has not adjusted the carrying values of the redeemable convertible preferred stock to the liquidation preferences of such shares because it is uncertain whether or when a deemed liquidation event would occur that would obligate the Company to pay the liquidation preferences to holders of shares of redeemable convertible preferred stock. Subsequent adjustments to the carrying values to the liquidation preferences will be made only when it becomes probable that such a deemed liquidation event will occur.

Common stock issued and outstanding include the following: (1) 5,187,500 founders’ shares, of which 2,555,922 shares have the Company’s right of repurchase as of December 31, 2021; and (2) 2,242,857 issued restricted stock awards, of which 1,207,938 shares have the Company’s right of repurchase as of December 31, 2021. As these are legally issued and outstanding shares and have voting and dividends rights, these are fully included in the statement of convertible preferred stock and stockholders’ deficit.

Use of Estimates

The preparation of financial statements in conformity US GAAP requires management to make estimates, judgements and assumptions that may affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. These estimates are based on information available as of the date of the financial statements; therefore, actual results could differ from those estimates.

Stock-Based Compensation—Employee Stock-Based Awards

The Company applies the provisions of Accounting Standards Codification (“ASC”) 718, Compensation— Stock Compensation, which requires measurement and recognition of compensation expense for all stock-based awards made to employees, directors, and consultants based on estimated fair values and recognizes stock-based compensation expense of those awards over the requisite service period, which is generally the vesting period of the respective award. Generally, the Company issues stock option awards with only service-based vesting conditions and records the expense for these awards using the straight-line method. The Company’s policy is to account for forfeitures when they occur by reversing compensation costs when the award is forfeited.

The Company utilizes the Black-Scholes option pricing model for determining the estimated fair value for stock-based awards. The Black-Scholes model requires the use of assumptions which determine the fair value of the stock-based awards. Determining the fair value of stock-based awards at the grant date requires significant judgment, including estimating the expected term of stock options, the expected volatility of the Company’s stock and expected dividends.

The Company does not have a history of market prices of its common stock and, as such, volatility is estimated using historical volatilities of similar public companies. The expected term of the employee awards is estimated based on the simplified method, which calculates the expected term based upon the midpoint of the term of the award and the vesting period. The Company uses the simplified method because it does not have

VALENZABIO, INC.

Notes to Financial Statements (Continued)

For the Year Ended December 31, 2021

(Amounts expressed in thousands, except shares)

2. Summary of Significant Accounting Policies (Continued)

sufficient option exercise data to provide a reasonable basis upon which to estimate the expected term. The expected dividend yield is 0% as the Company has no history of paying dividends nor does management expect to pay dividends over the contractual terms of these options. The risk-free interest rates are based on the United States Treasury yield curve in effect at the time of grant, with maturities approximating the expected term of the stock options.

The Company classifies stock-based compensation expense in its statement of operations and comprehensive loss in the same manner in which the award recipient’s payroll costs are classified or in which the award recipients’ service payments are classified.

Accrued Expenses and Other Current Liabilities

As part of the process of preparing financial statements, the Company is required to estimate accrued expenses. This process involves identifying services which have been performed on its behalf and estimating the level of service performed and the associated cost incurred for such service as of each balance sheet date in its financial statements.

In accruing service fees, the Company estimates the time period over which services will be provided and the level of effort in each period. If the actual timing of the provision of services or the level of effort varies from the estimate, the Company will adjust the accrual accordingly. The majority of service providers invoice the Company monthly in arrears for services performed. Some service providers require upfront or milestone payments. If the estimate of services performed is less than the upfront or milestone payments, the difference is accounted for as a prepaid expense. In the event that the Company does not identify costs that have begun to be incurred or the Company underestimates or overestimates the level of services performed or the costs of such services, actual expenses could differ from such estimates. The date on which some services commence, the level of services performed on or before a given date and the cost of such services are often subjective determinations. The Company makes judgments based upon facts and circumstances known to it in accordance with US GAAP.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less at the date of purchase to be cash equivalents. Cash and cash equivalents held at financial institutions may at times exceed federally insured amounts. The Company believes it mitigates such risk by investing in or through major financial institutions.

Fair Value of Financial Instruments

The Company applies the provisions of ASC 820, Fair Value Measurements and Disclosures, for financial assets and liabilities measured on a recurring basis which requires disclosure that establishes a framework for measuring fair value. The guidance requires that fair value measurements be classified and disclosed in one of three categories:

Level 1: Quoted prices in active markets for identical assets and liabilities that the reporting entity has the ability to access at the measurement date;

Level 2: Inputs other than quoted prices in active markets, that are observable either directly or indirectly, such as quoted prices for similar assets or liabilities, quoted in markets that are not active, or other inputs that are observable; or

VALENZABIO, INC.

Notes to Financial Statements (Continued)

For the Year Ended December 31, 2021

(Amounts expressed in thousands, except shares)

2. Summary of Significant Accounting Policies (Continued)

Level 3: Unobservable inputs.

The fair value of the Company’s investments as of December 31, 2021, was valued based on Level 2 inputs. The Company’s investments consist mainly of corporate debt securities. Fair value is determined by taking into consideration valuations obtained from third-party pricing services. The third-party pricing services utilize industry standard valuation models, for which all significant inputs are observable, either directly or indirectly, to estimate fair value. These inputs include reported trades of and broker/dealer quotes on the same or similar securities; issuer credit spreads; benchmark securities; and other observable inputs.

The Company has assessed these as Level 2 within the fair value hierarchy of ASC 820. The Company classifies its entire investment portfolio as available for sale as defined in ASC 320, Debt and Equity Securities. Securities are carried at fair value with the unrealized gains (losses) reported as a separate component of convertible preferred stock and stockholders’ deficit within accumulated other comprehensive loss. Realized gains and losses on available for sale securities are included in net loss in the period earned or incurred.

The carrying amount of cash, cash equivalents, other receivables, and accounts payable approximates their fair value due to the short-term maturity of these instruments.

Concentration of Risk

Concentration of credit risk exists with respect to cash and cash equivalents and investments. The Company maintains its cash and cash equivalents and investments with high quality financial institutions. At times, amounts may exceed federally insured deposit limits.

Research and Development Expenses

All costs associated with internal research and development, research and development services for which the Company has externally contracted and licensed are expensed as incurred. Research and development expense includes direct and indirect costs for salaries, employee benefits, subcontractors, including clinical research organizations (“CROs”), license and milestone fees and operating supplies.

The Company records accrued expenses for estimated costs incurred for research and development activities conducted by third-party service providers based upon the estimated amount of services performed. The Company estimates the amount of work completed through discussions with internal personnel and external service providers as to the progress or stage of completion of the services and the agreed-upon fee to be paid for such services. The Company records advance payments made to service providers as prepaid assets, which are expensed over the contract term based on the estimate of services performed.

Patent Costs

The Company expenses the costs of obtaining and maintaining patents as general and administrative expense.

Comprehensive Loss

Comprehensive loss represents net loss for the period plus the results of certain other changes in the stockholders’ deficit. The Company’s comprehensive loss included unrealized losses related to investments for the year ended December 31, 2021.

VALENZABIO, INC.

Notes to Financial Statements (Continued)

For the Year Ended December 31, 2021

(Amounts expressed in thousands, except shares)

2. Summary of Significant Accounting Policies (Continued)

Income Taxes

The Company uses the asset and liability approach for financial accounting and reporting of income taxes. Deferred tax assets and liabilities are determined based on temporary differences between financial reporting and tax basis of assets and liabilities and are measured by applying enacted rates and laws to taxable years in which differences are expected to be recovered or settled. Further, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that the rate change is enacted. A valuation allowance is required when it is “more likely than not” that all or a portion of deferred tax assets will not be realized.

The Company applies the provisions of ASC 740, Income Taxes, which prescribes a comprehensive model for how a company should recognize, measure, present, and disclose in its financial statements uncertain tax positions that the company has taken or expects to take on a tax return (including a decision whether to file or not file a return in a particular jurisdiction). The financial statements reflect expected future tax consequences of such positions presuming the taxing authorities’ full knowledge of the position and all relevant facts.

In December 2019, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2019-12, Simplifying the Accounting for Income Taxes, which simplifies the accounting for income taxes, eliminates certain exceptions within ASC 740, Income Taxes, and clarifies certain aspects of the current guidance to promote consistency among reporting entities. ASU 2019-12 is effective for fiscal years beginning after December 15, 2020. Most amendments within the standard are required to be applied on a prospective basis, while certain amendments must be applied on a retrospective or modified retrospective basis. The adoption of this guidance did not have a material impact on the Company’s financial statements and accompanying disclosures.

The Company recognizes a valuation allowance against its net deferred tax assets unless it is more likely than not that such deferred tax assets will be realized. This assessment requires judgement as to the likelihood and amounts of future taxable income by tax jurisdiction. The Company reviews all tax positions to ensure the tax treatment selected is sustainable based on its technical merits and that the position would be sustained if challenged.

Recently Issued Accounting Pronouncements

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), and subsequently has issued additional guidance (collectively, “ASC 842”), which requires companies to generally recognize operating and financing lease liabilities and corresponding right-of-use assets on the balance sheet. ASC 842 will be effective for the Company on January 1, 2022, with early adoption permitted. The Company does not believe the adoption of ASC 842 will have a material impact on the Company’s financial statements.

Segment Information

Operating segments are defined as components of an entity for which separate financial information is made available and is regularly evaluated by the chief operating decision maker (“CODM”) in making decisions regarding resource allocation and assessing performance. The Company’s CODM is its chief executive officer and operations are managed as a single segment for the purposes of assessing performance and making operating decisions.

VALENZABIO, INC.

Notes to Financial Statements (Continued)

For the Year Ended December 31, 2021

(Amounts expressed in thousands, except shares)

3. License Agreements

Pierre Fabre License and Commercialization Agreement

In March 2021, the Company entered into a license and commercialization agreement (the “Pierre Fabre License Agreement”) with Pierre Fabre Medicament SAS (“Pierre Fabre”) relating to the Company’s non-oncology therapeutic initiatives. Under the Pierre Fabre License Agreement, the Company was granted a worldwide exclusive license (the “Pierre Fabre License”) to research, develop, manufacture, use and commercialize therapeutic products. In consideration for the Pierre Fabre License, the Company paid Pierre Fabre an upfront license fee of $7.5 million and also entered into a Stock Purchase Agreement (the “SPA”) with Pierre Fabre in contemplation of the license agreement. Pursuant to the SPA, the Company issued to Pierre Fabre 1,053,319 shares of the Company’s Series A Preferred Stock. The upfront cash payment of $7.5 million and the fair value of the preferred stock issued of $9.4 million, totaling $16.9 million, was recognized as research and development expense during the year ended December 31, 2021, as the acquired in-process research and development was determined to have no alternative future use at the time of the acquisition.

In addition, the Company is obligated to pay tiered royalties ranging from low- to high-teen percentages based on net sales of products licensed under the agreement. If the Company receives revenue from sublicensing any of its right under the agreement, the Company is also obligated to pay a portion of that revenue, ranging from mid-single to mid-double-digit percentages to Pierre Fabre. The Company is also obligated to make milestone payments aggregating up to $82.8 million for the first two indications for each licensed product upon the achievement of certain clinical or regulatory milestones and up to $195.0 million in sales-based milestones upon the achievement of certain sales-based events.

The Company has the right to terminate the Pierre Fabre License Agreement for any reason upon a 90-day notice, or if Pierre Fabre becomes insolvent. Pierre Fabre has the right to terminate the agreement if the Company fails to achieve any near-term milestones timely or participates in any action challenging the validity of Pierre Fabre’s patents. Both parties have the right to terminate the agreement if the other party materially breaches the agreement and fails to remedy any such default within the specified cure periods. The Pierre Fabre License Agreement will remain in effect until terminated by the parties according to their rights.

ProBioGen Development, Manufacturing Services and License Agreement

In February 2021, the Company entered into a cell line development, manufacturing services and license agreement (the “ProBioGen Agreement”) with ProBioGen AG (“ProBioGen”) to research, develop and commercialize innovative therapies using ProBioGen’s proprietary technology. Upon signing the ProBioGen Agreement, the Company made an upfront payment of $0.6 million as consideration for the license. In addition, the Company is obligated to make milestone payments aggregating up to €18.3 million upon the achievement of certain clinical or regulatory and sales-based milestones. If the Company chooses to contract ProBioGen to perform manufacturing services, the milestone payments will be reduced by €0.9 million. In addition, if the Company receives revenue from sublicensing any of its rights under the agreement, the Company is obligated to pay a portion of that revenue to ProBioGen.

Under the ProBioGen Agreement, the Company also contracted ProBioGen to perform certain research and development services. In July 2021, August 2021 and December 2021, the ProBioGen Agreement was amended to include additional contracted services to be provided by ProBioGen.

Both parties have the right to terminate the agreement if the other party becomes insolvent, or materially breaches the agreement and fails to remedy any such default within the specified cure periods. The ProBioGen

VALENZABIO, INC.

Notes to Financial Statements (Continued)

For the Year Ended December 31, 2021

(Amounts expressed in thousands, except shares)

3. License Agreements (Continued)

Agreement, as amended, will remain in effect until the services are completed for the service-related component and until the payment obligations expire in connection with the ProBioGen License component, unless terminated by the parties according to their rights.

During the year ended December 31, 2021, the Company recognized $2.2 million in research and development expense in connection with the ProBioGen Agreement of which $1.0 million related to milestone payments and $1.2 million related to contracted research and development services provided by ProBioGen.

Cancer Technology Research License Agreement

In February 2020, the Company entered into a license agreement (the “CRT License Agreement”) with Cancer Research Technology Limited (“CRT”) under which the Company was granted a non-exclusive license to research, develop, commercialize and manufacture up to three non-oncology and one oncology drug candidates using certain intellectual property that CRT owns or controls. The Company paid an upfront license fee of $0.4 million to CRT and is also required to pay annual license maintenance fees of £50,000 over the term of the agreement. In addition, the Company is obligated to pay tiered royalties ranging in single-digit percentage based on net sales of products licensed under the agreement. If the Company receives revenue from sublicensing any of its right under the agreement, the Company is obligated to pay a portion of that revenue, ranging from mid-single to teen percentage to CRT. The Company is also obligated to make milestone payments aggregating up to £67.3 million for the first three indications upon the achievement of certain clinical or regulatory milestones and up to £40.0 million in sales-based milestones upon the achievement of certain sales-based events.

Both parties have the right to terminate the agreement if the other party becomes insolvent, or materially breaches the agreement and fails to remedy any such default within the specified cure periods. CRT has the right to terminate the agreement if the Company fails to operate and perform research and development activities as intended in the development plan, seeks to challenge the validity of the licensed patent, becomes insolvent or undergoes a change of control event where the new controlling party is prohibited by CRT. The CRT License Agreement will remain in effect until terminated by the parties according to their rights. In the event there is a termination due to a material breach by the Company, CRT has the right to exercise an assignment option under which the Company will grant CRT rights to certain product-specific intellectual property controlled or owned by the Company that exists as of the date of the termination and allows CRT to develop and commercialize the licensed product worldwide under those rights. CRT is obligated to pay the Company a share of net revenue for any licensed products that have generated sale revenue under the assignment option.

During the year ended December 31, 2021, the Company recognized $0.9 million in research and development expense in connection with the CRT license agreement.

4. Investments

The fair value of the Company’s investments of $44,456 as of December 31, 2021 is valued based on Level 2 inputs. The Company’s investments consist mainly of corporate debt securities. Fair value is determined by taking into consideration valuations obtained from third-party pricing services. The third-party pricing services utilize industry standard valuation models, for which all significant inputs are observable, either directly or indirectly, to estimate fair value. These inputs include reported trades of and broker/dealer quotes on the same or similar securities; issuer credit spreads; benchmark securities; and other observable inputs. There were no

VALENZABIO, INC.

Notes to Financial Statements (Continued)

For the Year Ended December 31, 2021

(Amounts expressed in thousands, except shares)

4. Investments (Continued)

transfers between levels within the hierarchy during the year ended December 31, 2021. The Company has assessed these as Level 2 within the fair value hierarchy of ASC 820. The Company classifies its entire investment portfolio available for sale as defined in ASC 320, Debt and Equity Securities. Securities are carried at fair value with the unrealized gains (losses) reported in other comprehensive income.

The unrealized loss from investments was $139 at December 31, 2021.

As of December 31, 2021, none of the Company’s investments were determined to be other than temporarily impaired. The following table summarizes the Company’s investments:

	December 31, 2021
	Amortized Cost	Unrealized Gain	Unrealized (Loss)	Estimated Fair Value
Corporate Debt Securities	$44,595	$—	(139)	$44,456

Total	$44,595	$—	(139)	$44,456

The following table summarizes the contractual maturities of the Company’s investments:

December 31, 2021
Mature in less than one year	$21,972
Mature in one to five years	22,484

Total	$44,456

5. Prepaid Expenses and Other Current Assets

A summary of prepaid expenses and other current assets is as follows:

December 31, 2021
Prepaid research and development costs	$649
Interest receivable	325
Other receivable	1,565
Other prepaid expenses	73

Total	$2,612

VALENZABIO, INC.

Notes to Financial Statements (Continued)

For the Year Ended December 31, 2021

(Amounts expressed in thousands, except shares)

6. Accrued Expenses and Other Current Liabilities

Accrued expenses consist of the following:

December 31, 2021
Accrued compensation	$862
Accrued research and development expenses	3,935
Accrued professional expenses	61
Other current liabilities	40

Total	$4,898

Accrued research and development expenses are comprised of amounts owed to third-party CROs, clinical investigators, laboratories and data managers for research and development work performed on behalf of the Company.

7. Convertible Preferred Stock and Stockholders’ Deficit

Common Stock

At December 31, 2021, the Company had 26,838,582 authorized shares common stock of which 7,444,684 shares were issued and outstanding.

Convertible Preferred Stock

At December 31, 2021, the Company had 7,453,129 shares of Series Seed convertible preferred stock authorized, issued and outstanding (“Series Seed Preferred Stock”) and 8,918,106 shares of Series A convertible preferred stock authorized, issued and outstanding (“Series A Preferred Stock”).

In March 2021, the Company issued a total of 8,918,106 shares of Series A Preferred Stock. The Company received gross proceeds of $70.0 million. The total Series A Preferred Stock shares issued included 7,864,787 shares issued at a purchase price of $8.90 per share and 1,053,319 shares of Series A Preferred Stock issued to Pierre Fabre Medicament SAS for consideration of a one-time non-refundable license fee in connection with a license and commercialization agreement. The fair value attributable to the shares issued to Pierre Fabre was $9.4 million (see Note 3).

In February and May 2020, the Company issued a total of 7,453,129 shares of Series Seed Preferred Stock at a purchase price of $1.99 per share. The Company received gross proceeds of $14.8 million.

Rights, Preferences and Privileges of Preferred Stock: The rights, preferences and privileges of the Series Seed Preferred Stock and the Series A Preferred Stock (collectively, “Preferred Stock”) are as follows:

Voting Rights: On any matter presented to stockholders of the Company for consideration, each holder of outstanding shares of Preferred Stock will be entitled to cast the number of votes equal to the whole number of shares of common stock into which the Preferred Stock held by such holder is convertible into. Holders of Preferred Stock will vote together with the holders of common stock as a single class on an as-converted to common stock basis.

VALENZABIO, INC.

Notes to Financial Statements (Continued)

For the Year Ended December 31, 2021

(Amounts expressed in thousands, except shares)

7. Convertible Preferred Stock and Stockholders’ Deficit (Continued)

Dividends: Holders of outstanding shares of Series A Preferred Stock shall be entitled to receive dividends (when and if) declared by the Company’s board of directors (the “Board of Directors”) in preference and prior to the holders of any other series of Preferred Stock and common stock at the rate of eight percent (8.0%) of the original issue price for such series of Preferred Stock per annum (“Preferred Dividend”). Preferred Dividends will not be cumulative. The Company will not declare, pay or set aside dividends to any class of stock (except for dividends payable in shares of common stock to holders of common stock) unless holders of each series of Preferred Stock first receives or simultaneously receive any declared and unpaid Preferred Dividends.

Holders of Preferred Stock are entitled to receive dividends in an amount at least equal to (1) in the case of dividends on common stock or any class or series that is convertible into common stock, that dividend amount per share of Preferred Stock will be determined by multiplying (A) the dividend payable on each share of such class or series as if all shares of such class or series had been converted into common stock and (B) the number of shares of common stock issuable upon conversion of a share of the applicable series of Preferred Stock, in each case calculated on the record date for determination of holders entitled to receive such dividend or (2) in the case of a dividend payable on any class or series that is not convertible into common stock, at a rate per share of Preferred Stock determined by (A) dividing the amount of dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series (subject to adjustments in the event of stock split, stock dividends, combination, etc.) and (B) multiplying the fraction by an amount equal to the original issue price for the Preferred Stock. If the Company declares, pays, or sets aside dividends on the same date on more than one class or series of capital stock, the dividends payable to Preferred Stockholders shall be calculated based on the dividends on the class or series of capital stock that results in the highest Preferred Stock dividend for the applicable series of Preferred Stock.

Liquidation Preference: In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, holders of Preferred Stock will be entitled to be paid out of the assets of the Company available for distribution to its stockholders on a pari passu basis. In the event of a deemed liquidation event (“DLE”), of the Company, holders of Preferred Stock will be entitled to be paid out of the consideration payable to stockholders in such DLE or out of the available proceeds of the Company on a pari passu basis before any payment is made to the holders of common stock. The amount to be paid will be the greater of (1) the original issue price for the applicable series of Preferred Stock plus any dividends declared but unpaid, or (2) the amount that would have been payable had all shares of the applicable series Preferred Stock been converted into common stock immediately before such event (i.e., liquidation, dissolution, winding up, deemed liquidation event, etc.) (“Applicable Liquidation Amount”).

If upon the occurrence of a DLE, the assets of the Company available for distribution to its stockholders shall be insufficient to pay the holders of the Preferred Stock in full, the holders of shares of Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. In the event of a voluntary or involuntary liquidation, dissolution or winding up of the Company or DLE, after payment of liquidation amounts required to be paid to the holders of Preferred Stock, the remaining assets of the Company available for distribution to its stockholders, or in the case of a DLE, the consideration not payable to the holders of shares of Preferred Stock or the remaining available proceeds, shall be distributed among the holders of the shares of common stock on a pro rata basis.

Conversion Ratio: Each share of Preferred Stock is convertible at the option of the holder at any time into fully paid shares of common stock. The number of shares of common stock convertible into is determined by

VALENZABIO, INC.

Notes to Financial Statements (Continued)

For the Year Ended December 31, 2021

(Amounts expressed in thousands, except shares)

7. Convertible Preferred Stock and Stockholders’ Deficit (Continued)

dividing the applicable original issue price of the Preferred Stock by the applicable conversion price in effect. Conversion rights terminate in the event of a liquidation, dissolution or winding up of the Company or a DLE. The conversion price will initially be equal to each respective issuance price of $1.99 per share and $8.90 per share for the Series Seed and Series A holders, respectively.

Mandatory Conversion: All outstanding shares of Preferred Stock will automatically convert into shares of common stock, as applicable, at the then-effective conversion price upon the earliest of the following events: (1) The closing of the sale of shares of common stock to the public in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933 (the “Securities Act”) and in connection with such offering the Common stock is listed for trading on the Nasdaq Stock Market’s National Market, the New York Stock Exchange or another exchange or marketplace approved by a majority of the Board of Directors then serving, including approval of any then servicing Series Seed Director (a “Qualified IPO”); (2) the settlement of the initial trade of shares of common stock by means of an effective registration statement under the Securities Act that registers shares of existing capital stock of the Company for resale on the Nasdaq Stock Market’s National Market, the New York Stock Exchange or another exchange or marketplace approved a majority of the Board of Directors then serving, including approval of any then serving Series Seed Director (a “Direct Listing”), or (3) the date and time, or the occurrence of an event, specified by vote or written consent of the Requisite Holders (the time of such closing or the date and time specified or the time of the event specified in such vote or written consent is referred to herein as the “Mandatory Conversion Time”), then (i) all outstanding shares of Preferred Stock shall automatically be converted into shares of common stock, and (ii) such shares may not be reissued by the Company.

8. Stock-Based Compensation

2020 Equity Incentive Plan

The Company’s 2020 Equity Incentive Plan (the “2020 Plan”) was adopted by the Company’s board of directors, approved by the Company’s stockholder’s and became effective in February 2020.

As of December 31, 2021, the Board reserved 3,926,161 shares for issuance under the 2020 Plan.

The 2020 Plan is administered by the Board of Directors. The 2020 Plan provides for the grant of incentive stock options and nonstatutory stock options (collectively, an “Option”), stock appreciation rights (“SARs”), restricted stock awards, restricted stock unit awards and other stock awards (the “Stock Awards”). The Company’s employees, directors and consultants are eligible to receive Stock Awards under the 2020 Plan; however, incentive stock options may only be granted to employees.

With the exception of Stock Awards granted to ten percent stockholders, the exercise price of each Option or SAR will not be less than 100% of the fair market value of the common stock subject to the Option or SAR on the date the Stock Award is granted. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise or strike price lower than 100% of the fair market value of the common stock subject to the Stock Award if such Stock Award is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a corporate transaction and in a manner consistent with the provisions of Section 409A of the Code and, if applicable, Section 424(a) of the Code. Each SAR will be denominated in shares of common stock equivalents. Options and SARs granted under the Company’s 2020 Plan are exercisable for a period determined by the Company, but in no event longer than ten years from the date of the grant. A ten

VALENZABIO, INC.

Notes to Financial Statements (Continued)

For the Year Ended December 31, 2021

(Amounts expressed in thousands, except shares)

8. Stock-Based Compensation (Continued)

percent stockholder will not be granted an incentive stock option unless the exercise price of such Option is at least 110% of the fair market value on the date of grant and the Option is not exercisable after the expiration of five years from the date of grant.

Under the provisions of ASC 718, stock-based compensation cost is based on the fair value of the portion of stock-based awards that is ultimately expected to vest during the period. The Company utilizes the Black-Scholes option pricing model for determining the estimated fair value for stock-based awards. The Black-Scholes option pricing model requires the use of assumptions which determine the fair value of the stock-based awards. Determining the fair value of stock-based awards at the grant date requires significant judgment, including estimating the expected term of stock options, the expected volatility of the Company’s stock and expected dividends. The Company’s policy is to account for forfeitures when they occur by reversing compensation costs when the award is forfeited.

The Company does not have a history of market prices of its common stock and, as such, volatility is estimated using historical volatilities of similar public companies. The expected term of awards is estimated based on the simplified method, which calculates the expected term based upon the midpoint of the term of the award and the vesting period.

As of December 31, 2021, there were 321,396 shares available to be granted under the 2020 Plan.

A summary of the status of the Company’s stock option activity for the year ended December 31, 2021 is presented in the table and narrative below:

	2021
	Options	Weighted-Average Exercise Price
Outstanding at January 1, 2021	183,842	$0.34
Granted	1,194,737	2.51
Exercised	(14,327)	0.34
Forfeited	(9,145)	0.34
Cancelled	(7,526)	2.26

Outstanding at December 31, 2021	1,347,581	$2.26

Options exercisable at December 31, 2021	409,363	$1.63

Options vested and expected to vest at December 31, 2021	1,337,581	$2.26

The weighted-average grant-date fair value of options granted during the year ended December 31, 2021 was $1.77.

The weighted-average remaining contractual life is 8.7 years for options exercisable and 9.2 years for options vested and expected to vest as of December 31, 2021.

As of December 31, 2021, the total compensation cost related to options not yet recognized in the financial statements is approximately $1.6 million, and the weighted-average period over which it is expected to be recognized is 2.0 years.

VALENZABIO, INC.

Notes to Financial Statements (Continued)

For the Year Ended December 31, 2021

(Amounts expressed in thousands, except shares)

8. Stock-Based Compensation (Continued)

The assumptions used to value options granted are as follows:

For the Year Ended December 31, 2021
Expected term of option	5.3 – 5.8 years
Expected volatility	84% – 88%
Risk free interest rate	0.6% – 1.3%
Expected dividend yield	0%

A summary of the status of the Company’s nonvested restricted common stock awards at December 31, 2021 and changes during the year ended December 31, 2021 was as follows:

	Shares	Weighted - Average Grant Date Fair Value
Unvested restricted stock awards outstanding at January 1, 2021	6,164,203	$0.00
Shares granted	—	—
Shares vested	2,324,685	0.00

Unvested restricted stock awards outstanding at December 31, 2021	3,763,860	$0.00

As of December 31, 2021, there was unrecognized stock-based compensation expense related to unvested restricted stock units of $0.3 million, which the Company expects to recognize over a weighted-average period of approximately 2.2 years.

Total stock-based compensation expense recorded in the accompanying statement of comprehensive loss for the year ended December 31, 2021 was $0.6 million.

The Company recorded no tax benefit related to these options as the Company is currently in a net operating loss position and maintains a full valuation allowance.

Stock-based compensation expense is included in research and development and general and administrative expense as follows:

For the Year Ended December 31, 2021
Research and development	$369
General and administrative	271

Total	$640

9. Commitments and Contingencies

From time to time, in the ordinary course of business, the Company may be subject to litigation and regulatory examinations as well as information gathering requests, inquiries and/or investigations. The Company

VALENZABIO, INC.

Notes to Financial Statements (Continued)

For the Year Ended December 31, 2021

(Amounts expressed in thousands, except shares)

9. Commitments and Contingencies (Continued)

does not believe it is currently subject to any material matters where there is at least a reasonable possibility that a material loss may be incurred.

10. Income Taxes

There is no provision for income taxes because the Company has historically incurred operating losses and maintains a full valuation allowance against its net deferred tax assets. The significant components of the Company’s tax provision on December 31, 2021 are shown below.

December 31, 2021
Provision/(Benefit):
Federal	$(8,184)
State	(2,552)
Valuation allowance	10,736

Total provision/(benefit)	$—

A reconciliation of the statutory tax rates to the effective tax rates is as follows:

Year Ended December 31, 2021
Federal statutory rate	21.0%
State tax, net of federal benefit	6.6%
Tax credits	0.7%
Stock-based compensation	(0.1)%
Valuation allowance	(28.2)%

0.0%

Future tax benefits (deferred tax assets) related to temporary differences are as follows:

December 31, 2021
Gross deferred tax assets:
Net operating losses	$8,244
Tax credits (federal and state)	256
Stock-based compensation	136
Capitalized license agreements	4,435
Other	40

$13,111
Less—Valuation allowance	(13,111)

Net deferred tax asset	$—

The Company has a full valuation allowance against its deferred tax assets, since, in the opinion of management, based upon the history of losses by the Company and insufficient future federal and state taxable

VALENZABIO, INC.

Notes to Financial Statements (Continued)

For the Year Ended December 31, 2021

(Amounts expressed in thousands, except shares)

10. Income Taxes (Continued)

income; it is more likely than not that the benefits will not be realized. All or a portion of the remaining valuation allowance may be reduced in future years based on an assessment of earnings sufficient to fully utilize these potential tax benefits.

At December 31, 2021, the Company had the following net operating loss (“NOL”) and credit carryforwards available:

As of December 31, 2021
Federal net operating loss carryforwards	$26,899
State net operating loss carryforwards	31,759
Federal research and development credit carryforwards	256
State research and development credit carryforwards	—

Utilization of the NOL’s and research tax credit carryforwards may be subject to a substantial annual limitation due to ownership limitations that have occurred or that could occur in the future, as required under Section 382 of the Internal Revenue Code of 1986, as well as similar state provisions. These ownership changes may limit the amount of the NOL and research credit carryforwards that can be utilized annually to offset future taxable income and tax, respectively. In general, an “ownership change” as defined by Section 382 of the Code results from a transaction or series of transactions over a three-year period resulting in an ownership change of more than 50 percentage points of the outstanding stock of a by certain stockholders or public groups. If the Company has experienced a change of control at any time since the Company’s formation, utilization of its net operating losses or research and development credit carryforwards would be subject to an annual limitation. Any limitation may result in expiration of a portion of the net operating loss or research and development credit carryforwards before utilization which would reduce the Company’s gross deferred tax assets. Accordingly, even if we attain profitability, we may not be able to utilize a material portion of our NOLs or credits. Under the Tax Cuts and Jobs Act of 2017 the treatment of NOL’s arising on or after January 1, 2018, and beyond may only be used to offset 80% of taxable income. This change may require us to pay federal income taxes in future years despite generating a loss for federal income tax purposes in prior years.

ASC 740 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under ASC 740, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely that not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The Company has no material uncertain tax positions that qualify for either recognition or disclosure in its financial statements.

It is the Company’s policy to recognize interest and/or penalties related to income tax matters in income tax expense. As of December 31, 2021, the Company has not accrued any interest and penalties related to uncertain tax positions. The Company does not have any outstanding U.S. federal income tax or material state and local tax matters for periods through December 31, 2021. There are no federal or state and local income tax returns currently under examination. The Company’s tax returns from inception to date are subject to examination by the taxing authorities.

VALENZABIO, INC.

Notes to Financial Statements (Continued)

For the Year Ended December 31, 2021

(Amounts expressed in thousands, except shares)

12. Subsequent Events

The Company has evaluated all events subsequent to December 31, 2021, through April 29, 2022, which represents the date these financial statements were available to be issued. The Company is not aware of any subsequent events that would require recognition or disclosure to the financial statements other than as described below.

Novelty Nobility License and Commercialization Agreement

In February 2022, the Company entered into an exclusive license agreement with Novelty Nobility (the “Novelty License Agreement”) to obtain a worldwide exclusive license for the development and commercialization of NN2802, an unmodified immunoglobulin G1 (IgG1) monoclonal antibody, as a therapeutic treatment.

Under the terms of the Novelty License Agreement, the Company will have exclusive rights to develop and commercialize products containing NN2802. The Company will undertake all development, regulatory and commercialization activities. In consideration of the exclusive license, the Company made an upfront payment of $7.0 million. Additional payments related to development and regulatory milestones may be up to $44.3 million and commercial sales milestones may be up to $682.0 million. Further, tiered, low- to high-single digit royalties on future net sales may be made.

Report of Independent Registered Public Accounting Firm

To the Management and the Board of Directors of ACELYRIN, INC.

Opinion

We have audited the accompanying financial statements of ValenzaBio, Inc. (the “Company”), which comprise the balance sheet as of December 31, 2022, and the related statements of operations and comprehensive loss, of convertible preferred stock and stockholders’ deficit, and of cash flows, for the year then ended, including the related notes (collectively referred to as the “financial statements”).

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (US GAAS). Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Emphasis of Matter

As discussed in Note 1 to the financial statements, the Company was acquired by ACELYRIN, INC. on January 4, 2023. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date the financial statements are available to be issued.

Auditors’ Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with US GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with US GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•

Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ PricewaterhouseCoopers LLP

San Diego, California

March 24, 2023

VALENZABIO, INC.

Balance Sheet

(Amounts expressed in thousands, except share and per share data)

December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$11,446
Prepaid expenses and other current assets	2,728

Total assets	$14,174

Liabilities, Convertible Preferred Stock and Stockholders’ Deficit
Current liabilities:
Accounts payable	$1,335
Accrued research and development expenses	5,038
Other accrued expenses and current liabilities	54

Total liabilities	6,427

Commitments and Contingencies (Note 5)
Series Seed convertible preferred stock, $0.0001 par value; 7,453,129 shares authorized, issued and outstanding at December 31, 2022, liquidation preference of $14,834	14,834
Series A convertible preferred stock, $0.0001 par value; 8,918,106 shares authorized, issued and outstanding at December 31, 2022, liquidation preference of $79,375	79,115
Stockholders’ Deficit:
Common stock, $0.0001 par value; 29,076,653 shares authorized; 7,633,434 shares issued and outstanding at December 31, 2022	—
Additional paid-in capital	2,173
Accumulated deficit	(88,375)

Total stockholders’ deficit	(86,202)

Total liabilities, convertible preferred stock and stockholders’ deficit	$14,174

The accompanying notes are an integral part of these financial statements.

VALENZABIO, INC.

Statement of Operations and Comprehensive Loss

(Amounts expressed in thousands)

Year Ended December 31, 2022
Operating expenses:
Research and development	$36,988
General and administrative	5,285

Total operating expenses	42,273

Loss from operations	(42,273)
Other income (expense):
Interest income	118
Realized loss on sale of investments	(305)

Net loss	$(42,460)
Other comprehensive loss:
Unrealized gain on investments	139

Total comprehensive loss	$(42,321)

The accompanying notes are an integral part of these financial statements.

VALENZABIO, INC.

Statement of Convertible Preferred Stock and Stockholders’ Deficit

(Amounts expressed in thousands, except shares)

	Redeemable Convertible Preferred Stock		Common Stock		Additional Paid-In Capital	Accumulated Deficit	Other Comprehensive Loss	Total Stockholders’ Deficit
	Shares	Amount	Shares	Amount
Balance at January 1, 2022	16,371,235	$93,949	7,444,684	$—	$759	$(45,915)	$(139)	$(45,295)
Other comprehensive loss	—	—	—	—	—	—	139	139
Issuance of common stock upon exercise of stock options	—	—	188,750	—	68	—	—	68
Stock-based compensation expense	—	—	—	—	1,346	—	—	1,346
Net loss	—	—	—	—	—	(42,460)	—	(42,460)

Balance at December 31, 2022	16,371,235	$93,949	7,633,434	$—	$2,173	$(88,375)	$—	$(86,202)

The accompanying notes are an integral part of these financial statements.

VALENZABIO, INC.

Statement of Cash Flows

(Amounts expressed in thousands)

Year Ended December 31, 2022
Cash flows from operating activities
Net loss	$(42,460)
Adjustments to reconcile net loss to net cash used in operations:
Stock-based compensation expense	1,346
Amortization of premium on marketable securities	561
Loss on sale of marketable securities	305
Changes in assets and liabilities:
Prepaid expenses and other current assets	(116)
Accounts payable	(2,046)
Accrued expenses and other current liabilities	194

Net cash used in operating activities	(42,216)

Cash flows from investing activities
Proceeds from maturities and sales of investments	43,729

Net cash provided by investing activities	43,729

Cash flows from financing activities
Proceeds from exercise of stock options	68

Net cash provided by financing activities	68

Net increase in cash and cash equivalents	1,581
Cash and cash equivalents, beginning of year	9,865

Cash and cash equivalents, end of year	$11,446

The accompanying notes are an integral part of these financial statements.

VALENZABIO, INC.

Notes to Financial Statements

For the Year Ended December 31, 2022

1. Nature of the Business and Liquidity

ValenzaBio, Inc. (the “Company”) is a biopharmaceutical company focused on the identification, acquisition, and development of therapies for serious orphan autoimmune and inflammatory diseases. The Company is developing a pipeline of differentiated monoclonal antibodies with clinically validated mechanisms of action targeting diseases where the biology for treatment is clear but the approved therapies are few and suboptimal. The Company was incorporated on December 6, 2019, in Delaware. The Company is devoting substantially all of its efforts towards product research and development.

Acquisition by ACELYRIN

On December 20, 2022, the Company entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with ACELYRIN, INC. (“ACELYRIN”), WH1, INC. and WH2, LLC (two wholly owned subsidiaries of ACELYRIN) and Seller Representatives LLC. As a result of a series of mergers, ACELYRIN acquired all outstanding equity of the Company (the “Acquisition”). The Acquisition closed on January 4, 2023. On the closing date, ACELYRIN (i) issued 18,885,731 shares of its Class A Common Stock and paid $7,663 in cash to one non-accredited investor in exchange for 100% of the outstanding equity of the Company and (ii) assumed options of the Company’s optionholders, who entered into consulting agreements with ACELYRIN, which became options for the purchase of an aggregate of 1,249,811 shares of the ACELYRIN’s Class A Common Stock. Outstanding shares and options were exchanged at an exchange ratio of 0.8027010-for-one. The assumed options vest in full on the earliest of (i) March 31, 2023, or (ii) the termination of the optionholder’s consulting agreement without cause. Each assumed option is exercisable until the earlier of (i) 12 months following the termination of the optionholder’s continuous service with ACELYRIN, or (ii) the original expiration date of such assumed option. The Company incurred $1.6 million of Acquisition related costs, which are recorded in general and administrative expenses in the statement of operations and comprehensive loss for the year ended December 31, 2022. The Company paid retention bonuses of $0.7 million to all its employees as approved by the Board of Directors prior to the Acquisition. ACELYRIN is also required to pay severance payments to all Company’s employees of approximately $4.8 million for the period from three months to up to 18 months in accordance with the severance plan approved by the Company’s Board in September 2022.

Liquidity

The Company has incurred significant losses and negative cash flows from operations since its inception. During the year ended December 31, 2022, the Company incurred a net loss of $42.5 million. As of December 31, 2022, the Company had an accumulated deficit of $88.4 million. For the year ended December 31, 2022, the Company had negative cash flows from operations of $42.2 million. The Company has funded its operations primarily through the sale of equity securities. The Company expects to continue to incur substantial losses, and its ability to achieve and sustain profitability will depend on the successful development, approval, and commercialization of product candidates and on the achievement of sufficient revenues to support the Company’s cost structure. Additional funds are necessary to maintain current operations and to continue research and development activities. The Company’s management plans to monitor expenses and raise additional capital through a combination of equity, debt financings, strategic alliances, and licensing arrangements. The Company’s ability to access capital when needed is not assured and, if capital is not available to the Company when, and in the amounts, needed, the Company could be required to delay, scale back or abandon some or all of its development programs and other operations, which could materially harm the Company’s business, financial condition and results of operations.

In January 2023, the Company was acquired by ACELYRIN.

VALENZABIO, INC.

Notes to Financial Statements (Continued)

For the Year Ended December 31, 2022

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The accompanying financial statements do not reflect any adjustments relating to the recoverability and reclassifications of assets and liabilities that might be necessary if the Company is unable to continue as a going concern.

Coronavirus Pandemic

The COVID-19 pandemic, which is impacting worldwide economic activity, poses risk that the Company or its employees, contractors, suppliers, and other partners may be prevented from conducting business activities for an indefinite period of time, including due to shutdowns that may be requested or mandated by governmental authorities. While conditions related to the COVID-19 pandemic improved in 2022 compared to 2021, the pandemic continues to be dynamic, and near-term challenges across the economy remain. While the Company’s operations to date have not been significantly impacted by the continuing COVID-19 pandemic, it cannot at this time predict the specific extent, duration, or full impact that the COVID-19 pandemic will have on its business, financial condition and operations, as the ongoing effects of COVID-19 remain difficult to predict due to numerous uncertainties, including the severity, duration and resurgence of the outbreak, new variants and the contagiousness of these new variants, the effectiveness of health and safety measures, including vaccines and therapies, government and community responses, the pace and strength of the economic recovery, supply chain pressures, and potential delays in enrollment in clinical trials, among others.

2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

Use of Estimates

The preparation of financial statements in conformity US GAAP requires management to make estimates, judgements and assumptions that may affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. These estimates are based on information available as of the date of the financial statements; therefore, actual results could differ from those estimates. On an ongoing basis, the Company evaluates estimates and assumptions, including those related to common stock valuation, stock-based compensation expense, accrued expenses related to research and development activities, and income taxes. The management bases its estimates on historical experience and on various other assumptions that they believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ materially from those estimates.

Segment Information

The Company has determined it operates as a single operating and reportable segment. The Company’s chief operating decision maker, its Chief Executive Officer, manages the Company’s operations on a consolidated basis for the purposes of allocating resources.

VALENZABIO, INC.

Notes to Financial Statements (Continued)

For the Year Ended December 31, 2022

Concentrations of Credit Risk and Other Risks and Uncertainties

The Company’s cash and cash equivalents are maintained with financial institutions in the United States of America. Cash and cash equivalents held at financial institutions may at times exceed federally insured amounts. The Company believes it mitigates such risk by investing in or through major financial institutions. The Company has not experienced any losses on its cash and cash equivalents.

The Company is subject to risks common to companies in the development stage, including, but not limited to, development and regulatory approval of new product candidates, development of markets and distribution channels, dependence on key personnel, and the ability to obtain additional capital as needed to fund its product plans. To achieve profitable operations, the Company must successfully develop and obtain requisite regulatory approvals for, manufacture, and market its product candidates. There can be no assurance that any such product candidate can be developed and approved or manufactured at an acceptable cost and with appropriate performance characteristics, or that such product will be successfully marketed. These factors could have a material adverse effect on the Company’s future financial results.

Products developed by the Company require approval from the U.S. Food and Drug Administration (“FDA”) or other international regulatory agencies prior to commercial sales. There can be no assurance that the Company’s future products will receive the necessary clearances. If the Company were denied such clearances or such clearances were delayed, it could have a materially adverse impact on the Company.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less at the date of purchase to be cash equivalents. As of December 31, 2022, the Company had cash in one operating checking account and in the money market fund account.

Fair Value of Financial Instruments

Fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or a liability. A three-tier fair value hierarchy is established as a basis for considering such assumptions and for inputs used in the valuation methodologies in measuring fair value:

Level 1—Observable inputs, such as quoted prices in active markets for identical assets or liabilities.

Level 2—Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities, quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3—Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

Assets and liabilities measured at fair value are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires management to make judgments and considers factors specific to the asset or liability.

VALENZABIO, INC.

Notes to Financial Statements (Continued)

For the Year Ended December 31, 2022

The carrying amounts of prepaid expenses and other current assets, accounts payable, accrued expenses, and other liabilities, approximate fair value due to their short-term maturities. As of December 31, 2022, the Company had $7.0 million in the money market account, which is a Level 1 investment.

Acquisition of In-Process Research and Development Assets

The Company measures and recognizes acquired in-process research and development assets, which include licenses, know-how, patents, and transaction fees, at cost. Goodwill is not recognized in asset acquisitions. If acquired in-process technology is determined to not have an alternative future use, the cost is charged to research and development expenses at the acquisition date.

Convertible Preferred Stock

The Company records shares of convertible preferred stock at their respective fair values on the dates of issuance, net of issuance costs. The convertible preferred stock is recorded outside of permanent equity because while it is not mandatory, redemption is contingent upon the occurrence of certain events considered not solely within the Company’s control. The Company has not adjusted the carrying values of the convertible preferred stock to the liquidation preferences of such shares because a deemed liquidation event obligating the Company to pay the liquidation preferences to holders of shares of convertible preferred stock is not probable of occurring. Subsequent adjustments to the carrying values to the liquidation preferences will be made only when it becomes probable that such deemed liquidation event will occur.

Accrued Research and Development Expenses

All costs associated with internal research and development, research and development services for which the Company has externally contracted and licensed are expensed as incurred. Research and development expenses include direct and indirect costs for salaries, employee benefits, subcontractors, including clinical research organizations (“CROs”), license and milestone fees and operating supplies.

The Company records accrued expenses for estimated costs incurred for research and development activities conducted by third-party service providers based upon the estimated amount of services performed, progress of the studies, including the phase or completion of events, and contracted costs. The Company estimates the amount of work completed through discussions with internal personnel and external service providers as to the progress or stage of completion of the services and the agreed-upon fee to be paid for such services. The estimated costs of research and development services provided, but not yet invoiced, are included in accrued research and development expenses on the balance sheet. The Company records advance payments made to service providers as prepaid assets, which are expensed over the contract term based on the estimate of services performed.

Patent Costs

The Company expenses the costs of obtaining and maintaining patents as general and administrative expense in the statement of operations and comprehensive loss.

Stock-Based Compensation Expense

The Company grants stock options and restricted stock awards (“RSAs”) to employees, consultants, and members of its board of directors (the “Board”). These awards are accounted at fair value on the award grant

VALENZABIO, INC.

Notes to Financial Statements (Continued)

For the Year Ended December 31, 2022

date. Stock-based compensation expense is recognized over the awards’ vesting period on a straight-line basis and recorded as either research and development or general and administrative expenses in the statements of operations and comprehensive loss based on the function to which the related services are provided. Forfeitures are accounted for as they occur.

The Company utilizes the Black-Scholes option pricing model for determining the estimated fair value for stock option awards. The use of the Black-Scholes option pricing model requires the Company to make assumptions with respect to the fair value of the Company’s common stock at grant date, expected term of the option, the expected volatility of the common stock consistent with the expected term of the option, risk-free interest rates and expected dividend yields of the common stock. The Company estimates fair value of RSAs using the intrinsic value, as a difference between the common stock fair value and the purchase price of an award, at the grant date.

Comprehensive Loss

Comprehensive loss represents net loss for the period plus the results of certain other changes in the stockholders’ deficit. The Company’s comprehensive loss included unrealized gains related to investments in marketable securities for the year ended December 31, 2022.

Income Taxes

The Company uses the asset and liability approach for financial accounting and reporting of income taxes. Deferred tax assets and liabilities are determined based on temporary differences between financial reporting and tax basis of assets and liabilities and are measured by applying enacted rates and laws to taxable years in which differences are expected to be recovered or settled. Further, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that the rate change is enacted. A valuation allowance is required when it is “more likely than not” that all or a portion of deferred tax assets will not be realized.

In evaluating the ability to recover its deferred income tax assets, the Company considers all available positive and negative evidence, including its operating results, ongoing tax planning, and forecasts of future taxable income on a jurisdiction-by-jurisdiction basis. In the event the Company determines that it would be able to realize its deferred income tax assets in the future in excess of their net recorded amount, it would make an adjustment to the valuation allowance that would reduce the provision for income taxes. Conversely, if all or part of the net deferred tax assets are determined not to be realizable in the future, an adjustment to the valuation allowance would be charged to the provision of income taxes in the period when such determination is made. As of December 31, 2022, the Company has recorded a full valuation allowance on its deferred tax assets.

Tax benefits related to uncertain tax positions are recognized when it is more likely than not that a tax position will be sustained during an audit. Interest and penalties related to unrecognized tax benefits are included within the provision for income tax. To date, there have been no interest or penalties recorded in relation to unrecognized tax benefits.

Recently Adopted Accounting Pronouncements

In February 2016, the Financial Accounting Standards Board (“FASB”) issued the Accounting Standards Update (“ASU”) No. 2016-02, Leases (Topic 842), and subsequently has issued additional guidance, which requires companies to generally recognize operating and financing lease liabilities and corresponding right-of-use assets on the balance sheet. This ASU is effective for the Company’s fiscal years beginning after December 15,

VALENZABIO, INC.

Notes to Financial Statements (Continued)

For the Year Ended December 31, 2022

2021, and interim periods within fiscal years beginning after December 15, 2022, with early adoption permitted. The Company early adopted this ASU on January 1, 2022, and the adoption did not have any impact on the Company’s financial statements. The Company only has one immaterial short-term operating lease, and it elected not to recognize the right-of-use assets and lease liabilities for leases with lease terms of 12 months or less.

In August 2020, the FASB issued ASU No. 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (ASU 2020-06), which simplifies the accounting for convertible instruments by reducing the number of accounting models available for convertible debt instruments. This guidance also eliminates the treasury stock method to calculate diluted earnings per share for convertible instruments and requires the use of the if-converted method. This ASU is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2022. Early adoption is permitted. The Company adopted this standard of January 1, 2022, and the adoption did not have a material impact on the Company’s financial statements and related disclosures.

In June 2016, the FASB issued ASU No. 2016-13, Credit Losses. The FASB also issued amendments and the initial ASU, and all updates are included herein as the Credit Losses standard or Topic 326. The new standard generally applies to financial assets and requires those assets to be reported at the amount expected to be realized. The ASU will become effective for fiscal years beginning after December 15, 2022, and interim periods within those fiscal years. The Company early adopted this ASU on January 1, 2022, and the adoption did not have a material impact on the Company’s financial statements or disclosures. All of the Company’s marketable securities accounted as available for sale financial instruments matured or were sold during the year ended December 31, 2022. The Company realized $0.3 million loss on the sale of these securities. As of December 31, 2022, the Company does not have any investments in marketable securities.

3. Significant Agreements

Novelty Nobility License and Commercialization Agreement

In February 2022, the Company entered into an exclusive license agreement with Novelty Nobility, Inc. (the “Novelty License Agreement”) to obtain a worldwide exclusive license for the development and commercialization of SLRN-517, an unmodified immunoglobulin G1 (IgG1) monoclonal antibody, as a therapeutic treatment for non-oncology and non-ophthalmology therapeutic indications.

As a consideration for the exclusive license, the Company made an upfront payment of $7.0 million. The Company is also obligated to pay additional development and regulatory milestones of up to $44.3 million and commercial sales milestones of up to $682.0 million. The Company will pay tiered, mid- to high-single digit royalties on future net worldwide products sales that include licensed technology. The Company’s license also includes the right to sublicense through multiple tiers. The Company’s sublicensing fee, payable based on a percentage of cash received from the sublicensees, decreases as the licensed product candidate moves through development, from a mid-double-digit percentage prior to the initiation of a Phase 1 clinical study to a low-single-digit percentage after the initiation of a Phase 2 clinical study.

The Novelty License Agreement is effective on a licensed product-by-licensed product and country-by-country basis until the expiration of the latest to expire royalty term, unless early terminated. The royalty term, with respect to a licensed product and a country is the period commencing on the first commercial sale of such product in such country, and ending upon the latest to occur of: a) there being no patent right in such country that had at least one valid claim covering the licensed product in whole or in part, or the manufacture or

VALENZABIO, INC.

Notes to Financial Statements (Continued)

For the Year Ended December 31, 2022

use thereof; b) 10 years from the first commercial sale of such product worldwide; or c) expiration of regulatory exclusivity for such product in such country. The agreement can be early terminated upon (i) a material breach, (ii) abandonment of development by the Company, in which the Company ceases all development activities for the licensed product, (iii) termination by patent challenge, and (iv) insolvency. The Company may terminate the contract at any point, upon 30 days prior written notice to Novelty Nobility, Inc.

The acquisition of the exclusive license, including patent rights and know-how, and clinical supplies was accounted for as an asset acquisition and as the acquired technology did not have an alternative use, the total consideration of $7.0 million was recorded as research and development expense in the statements of operations and comprehensive loss for the year ended December 31, 2022.

Pierre Fabre License and Commercialization Agreement

In March 2021, the Company entered into a license and commercialization agreement (the “Pierre Fabre License Agreement”) with Pierre Fabre’s Medicament SAS (“Pierre Fabre”). The Company acquired certain exclusive worldwide licenses with the right to sublicense to certain patents, know-how and other intellectual property to develop, manufacture, use and commercialize lonigutamab for non-oncology therapeutic indications. The license from Pierre Fabre extends to any product containing lonigutamab (excluding any fragments or derivatives) as its sole active ingredient (each, a licensed product). The Pierre Fabre License Agreement prohibits the Company from using the licensed intellectual property in any antibody drug conjugate, multi-specific antibodies or any other derivatives of lonigutamab.

The agreement also includes Pierre Fabre rights to exercise the reversion option in the event the Company decides to sublicense the rights to develop or commercialize a licensed product in any territory outside of the United States and Canada. Subject to validation of certain clinical trial criteria by a joint steering committee Pierre Fabre has the reversion option to reclaim all exclusive rights to develop, commercialize and exploit the licensed product in such territories and to obtain an exclusive sublicensable license in such territories for any improvements and trademarks to such licensed product, and to exploit such licensed product for non-oncology therapeutic indications, subject to certain payment obligations. The agreement also includes change of control provisions. The reversion option and change of control provisions of the agreement were amended on December 20, 2022 in connection with the Acquisition when ACELYRIN became the successor to and negotiated an amendment No. 1 to the Pierre Fabre License Agreement (the “Amendment to the Pierre Fabre Agreement” or the “Amendment”). The effective date of the Amendment to the Pierre Fabre Agreement was the Acquisition closing date, January 4, 2023. In connection with the Amendment, ACELYRIN was obligated to pay Pierre Fabre a $10.0 million non-refundable license fee within five days of the closing of the Acquisition.

As consideration for the exclusive license, the Company made an upfront payment of $7.5 million and issued 1,053,319 shares of ValenzaBio’s Series A convertible preferred stock. Pierre Fabre paid the same price per share as other Series A investors and the fair value of stock consideration was estimated as $9.4 million. The Company is also obligated to pay additional development and regulatory milestones of up to $82.8 million for the first and the second indications and commercial sales milestones of up to $195.0 million. The Company will pay tiered, high-single-digit to low-double-digit royalties on future net worldwide licensed products sales. The Company’s license also includes the right to sublicense through multiple tiers. The Company’s sublicensing fees, payable based on a percentage of cash received from the sublicensees, decrease as a licensed product candidate moves through development, from mid-double-digit percentage prior to the initiation of a Phase 1/2 clinical study to high-single-digit percentage after the initiation of a pivotal study. Milestone provisions of the agreement were amended on December 20, 2022 in connection with the Amendment to the Pierre Fabre Agreement. In connection with the Amendment, ACELYRIN is obligated to (i) make payments of up to $99.5 million upon the

VALENZABIO, INC.

Notes to Financial Statements (Continued)

For the Year Ended December 31, 2022

achievement of various development and regulatory milestones, (ii) make milestone payments of up to $390.0 million upon the achievement of certain commercial milestones and (iii) pay tiered royalties in the high single-digit to low-teens percentages to Pierre Fabre on worldwide net sales in a given calendar year.

The Agreement is effective as of the effective date and will continue until the expiration of the latest to expire royalty term, unless early terminated. The royalty term starts when first commercial sale occurs and will end on the latest to occur of: (a) the 10th anniversary of the first commercial sale, (b) the expiration of the last-to-expire valid claim of a licensed patent and (c) the expiration of regulatory exclusivity. The Company has the right to terminate the Pierre Fabre License Agreement for any reason upon nine months’ written notice, or if Pierre Fabre becomes insolvent. Pierre Fabre has the right to terminate the agreement if the Company fails to achieve any near-term milestones timely or participates in any action challenging the validity of Pierre Fabre’s patents. Both parties have the right to terminate the agreement if the other party materially breaches the agreement and fails to remedy any such default within the specified cure periods.

During the year ended December 31, 2022, the Company recognized $1.0 million related to the first milestone reached as research and development expense in the statement of operations and comprehensive loss.

ProBioGen Development, Manufacturing Services and License Agreement

In February 2021, the Company entered into a cell line development, manufacturing services and license agreement (the “ProBioGen Agreement”) with ProBioGen AG (“ProBioGen”) to research, develop and commercialize innovative therapies using ProBioGen’s proprietary technology, subject to certain restrictions on the Company developing new producer cell lines using the licensed cell line. Upon signing the ProBioGen Agreement, the Company made an upfront payment of $0.6 million as consideration for the non-exclusive license, with a right to sublicense. In addition, the Company is obligated to make milestone payments up to €18.3 million upon the achievement of certain manufacturing development and sales-based milestones. If the Company chooses to contract ProBioGen to perform manufacturing services, the milestone payments will be reduced by €0.9 million. Through December 31, 2022, the Company has paid ProBioGen €0.6 million for manufacturing development milestones achieved under the ProBioGen Agreement.

Both parties have the right to terminate the agreement if the other party becomes insolvent, or materially breaches the agreement and fails to remedy any such default within the specified cure periods. The ProBioGen Agreement, as amended, will remain in effect until the services are completed for the service-related component and until the payment obligations expire in connection with the license component, unless terminated by the parties according to their rights.

Under the ProBioGen Agreement, the Company also contracted ProBioGen to perform certain manufacturing and development services.

During the year ended December 31, 2022, the Company recognized $0.6 million in research and development expense in connection with the ProBioGen Agreement of which $0.2 million related to milestone payments and $0.4 million related to manufacturing and development services.

Cancer Research Technology License Agreement

In February 2020, the Company entered into a license agreement (the “CRT License Agreement”) with Cancer Research Technology Limited (“CRT”) under which the Company was granted a non-exclusive license to research, develop, commercialize and manufacture up to three non-oncology and one oncology drug candidates using certain intellectual property that CRT owns or controls. The Company paid an upfront license fee of

VALENZABIO, INC.

Notes to Financial Statements (Continued)

For the Year Ended December 31, 2022

$0.4 million to CRT and is also required to pay annual license maintenance fees of £50,000 over the term of the agreement. In addition, the Company is obligated to pay tiered royalties ranging in from mid- to high-single-digit percentages based on net sales of products licensed under the agreement. If the Company receives revenue from sublicensing any of its rights under the agreement, the Company is obligated to pay a portion of that revenue, ranging from mid-single to mid-teen percentages to CRT. The Company is also obligated to make milestone payments up to £67.3 million for the first three indications upon the achievement of certain clinical or regulatory milestones and up to £40.0 million in sales-based milestones upon the achievement of certain sales-based events.

Both parties have the right to terminate the agreement if the other party becomes insolvent, or materially breaches the agreement and fails to remedy any such default within the specified cure periods. CRT has the right to terminate the agreement if the Company fails to operate and perform research and development activities as intended in the development plan, seeks to challenge the validity of the licensed patent, becomes insolvent or undergoes a change of control event where the new controlling party is prohibited by CRT. The CRT License Agreement will remain in effect until terminated by the parties according to their rights. In the event there is a termination due to a material breach by the Company, CRT has the right to exercise an assignment option under which the Company will grant CRT rights to certain product-specific intellectual property controlled or owned by the Company that exists as of the date of the termination and allows CRT to develop and commercialize the licensed product worldwide under those rights. CRT is obligated to pay the Company a share of net revenue for any licensed products that have generated sale revenue under the assignment option.

During the year ended December 31, 2022, the Company recognized $0.1 million related to annual license fees as research and development expense in connection with the CRT license agreement.

4. Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets consist of the following:

December 31, 2022
Prepaid research and development costs	$1,583
Prepaid compensation	805
Interest receivable	18
Other receivables	219
Other prepaid expenses	103

Total	$2,728

In December 2022, the Company processed the final payroll for all its employees, which included a payment of $0.7 million of retention bonuses. The Company recorded these payments as prepaid compensation, which was expensed in January 2023, upon the closing of the Acquisition and payment to employees.

5. Commitments and Contingencies

Research and Development Agreements

The Company enters into various agreements in the ordinary course of business, such as those with suppliers, CROs, contract manufacturing organizations, and clinical trial sites. These contracts generally provide for termination on notice or may have a potential termination fee if a purchase order is cancelled within a specified time. As of December 31, 2022, there were no amounts accrued related to termination and cancellation charges as the Company has not determined cancellation to be probable.

VALENZABIO, INC.

Notes to Financial Statements (Continued)

For the Year Ended December 31, 2022

License Agreements

The Company entered into the exclusive and non-exclusive license agreements, pursuant to which the Company is required to pay certain milestones contingent upon the achievement of specific events (Note 3). No such milestones were achieved or probable as of December 31, 2022 except as discussed in Note 3. The Company is required to pay royalties on sales of products developed under these agreements. All products are in development as of December 31, 2022 and no such royalties were due.

Legal Contingencies

From time to time, the Company may become involved in legal proceedings arising from the ordinary course of business. The Company records a liability for such matters when it is probable that future losses will be incurred and that such losses can be reasonably estimated. Significant judgment by the Company is required to determine both probability and the estimated amount. Management is not aware of any legal matters that could have a material adverse effect on financial position, results of operations or cash flows.

Guarantees and Indemnifications

In the normal course of business, the Company enters into agreements that contain a variety of representations and provide for general indemnification. The Company’s exposure under these agreements is unknown because it involves claims that may be made against the Company in the future. To date, the Company has not paid any claims or been required to defend any action related to its indemnification obligations. As of December 31, 2022, the Company does not have any material indemnification claims that were probable or reasonably possible and consequently has not recorded related liabilities.

6. Convertible Preferred Stock

Convertible preferred stock as of December 31, 2022, consisted of the following (in thousands, except share data):

	December 31, 2022
	Shares Authorized	Shares Issued and Outstanding	Aggregate Liquidation Preference	Net Carrying Value
Series Seed	7,453,129	7,453,129	$14,834	$14,834
Series A	8,918,106	8,918,106	79,375	79,115

Total convertible preferred stock	16,371,235	16,371,235	$94,209	$93,949

The significant rights, preferences and privileges of the Company’s convertible preferred stock (collectively, “Preferred Stock”) are as follows:

Voting Rights: On any matter presented to stockholders of the Company for consideration, each holder of outstanding share of Preferred Stock is entitled to cast the number of votes equal to the whole number of shares of common stock into which the Preferred Stock held by such holder is convertible into. Holders of Preferred Stock will vote together with the holders of common stock as a single class on an as-converted to common stock basis.

The holders of Series Seed Preferred Stock, exclusively and as a separate class, are entitled to elect one director of the Company. The holders of common stock, exclusively and as a separate class, are entitled to elect two directors of the Corporation. The remaining members of the Board are elected by the holders of Preferred Stock and common stock, voting together as a single class on an as-converted basis.

VALENZABIO, INC.

Notes to Financial Statements (Continued)

For the Year Ended December 31, 2022

Dividends: The holders of outstanding shares of Series A Preferred Stock are entitled to receive dividends when and if declared by the Board in preference and prior to the holders of any other series of Preferred Stock and common stock at the rate of 8.0% of the Series A original issue price per annum on a non-cumulative basis.

The Company will not declare, pay or set aside dividends to any class of stock (except for dividends payable in shares of common stock to holders of common stock) unless (in addition to the obtaining of any consents required in accordance with the certificate of incorporation) the holders of the Preferred Stock then outstanding will first receive, or simultaneously receive, in addition to the dividends payable to Series A Preferred Stockholders, an amount per share based 1) on as-converted to common stock basis or 2) on the rate, determined by the Board multiplied the Preferred Stock original issuance price. Original issue price for Series Seed Preferred stock is $1.99027 per share and for Series A Preferred Stock is $8.90043 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization. If the Company declares, pays, or sets aside dividends on the same date on more than one class or series of capital stock, the dividends payable to Preferred Stockholders shall be calculated based on the dividends on the class or series of capital stock that results in the highest Preferred Stock dividend for the applicable series of Preferred Stock. No dividends were declared and payable for the year ended December 31, 2022.

Liquidation Preference: In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, or deemed liquidation event, as defined in the certificate of incorporation, the holders of shares of Preferred Stock then outstanding are entitled to be paid out of the assets of the available for distribution to its stockholders, before any payment shall be made to the holders of common stock, an amount per share equal to the greater of (i) the original issue price, plus any dividends declared but unpaid thereon, or (ii) such amount per share as would have been payable had all shares of the applicable series of Preferred Stock been converted into common stock immediately prior to such liquidation, dissolution, winding up or deemed liquidation event. If upon any such liquidation, dissolution or winding up or deemed liquidation event, the assets of the Company available for distribution are insufficient to pay the holders of shares of Preferred Stock the full amount to which they shall be entitled, the holders of shares of Preferred Stock will share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. After payment of liquidation amounts to the holders of Preferred Stock, the remaining assets of the Company available for distribution will be distributed among the holders of the shares of common stock on a pro rata basis.

Conversion: Each share of Series Seed Preferred Stock and Series A Preferred Stock is convertible at the option of a holder at any time into a number of shares of the Company’s common stock at a conversion rate, which is the Series Seed Preferred Stock and Series A Preferred Stock original issuance price, divided by the Series Seed Preferred Stock and Series A Preferred Stock conversion price in effect at the time of conversion. The Series Seed Preferred Stock and Series A Preferred Stock conversion prices are initially equal to the Preferred Stock original issue prices, and are subject to recapitalization and other adjustments, as provided in the Company’s certificate of incorporation. As of December 31, 2022, the conversion rates were one-for-one.

All outstanding shares of Series Seed Preferred Stock and Series A Preferred Stock are automatically converted into shares of the Company’s common stock, at the then effective conversion rates upon earlier of: (i) the closing of the sale of shares of common stock to the public, in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”) approved by the Board, including the approval of any then serving Series Seed Director (an “IPO”); (ii) the settlement of the initial trade of shares of common stock by means of an effective registration statement under the Securities Act that registers shares of existing capital stock of the Company for resale on the

VALENZABIO, INC.

Notes to Financial Statements (Continued)

For the Year Ended December 31, 2022

Nasdaq Stock Market’s National Market, the New York Stock Exchange or another exchange or marketplace approved a majority of the Board, including approval of any then serving Series Seed Director (a “Direct Listing”), or (iii) upon a vote or a written consent for such conversion from the holders of a majority of the outstanding shares of Preferred Stock.

Redemption: The convertible preferred stock is recorded in mezzanine equity because while it is not mandatorily redeemable, it will become redeemable at the option of the holders of Preferred Stock upon the occurrence of certain deemed liquidation events that are considered not solely within the Company’s control.

7. Common Stock

At December 31, 2022, the Company had 29,076,653 authorized shares of common stock of which 7,633,434 shares were issued and outstanding.

December 31, 2022
Convertible preferred stock	16,371,235
Outstanding stock options	2,617,076
Shares available for future grants under Equity Incentive Plan	1,070,305

Total shares reserved for future issuance	20,058,616

Founders’ Common Stock

In December 2019, the Company entered into common shares purchase agreements with four founders of the Company. The individuals purchased a total of 5,263,158 common shares for a total purchase price of $526. The founders have voting rights and rights to receive dividends regardless of the vesting of the shares. Issued shares vest monthly over 48 months with one-year cliff, as founders continue providing services to the Company. The Company has the right to repurchase unvested shares at the price paid by the founders if services are terminated. All founders’ shares have accelerated vesting provision and will vest immediately upon the change of control, as defined in the agreements. As of December 31, 2022, there were 1,266,448 shares unvested. 1,289,474 founders’ shares vested during the year ended December 31, 2022. No shares were cancelled or repurchased during the year ended December 31, 2022.

On January 4, 2023, all unvested founders’ shares vesting was accelerated as per the terms of the agreements at the closing of the Acquisition.

8. Equity Incentive Plans

The Company grants stock-based awards under the 2020 Stock Option Plan, as amended on June 14, 2022 (the “2020 Plan”). The Company may grant incentive stock options, nonstatutory stock options and restricted stock awards to the Company’s officers, employees, directors and consultants. Options granted under the Plan may be either incentive stock options (‘‘ISOs’’), non-qualified stock options (‘‘NSOs’’), restricted stock awards (“RSAs”), restricted stock units (“RSUs”) or stock appreciation rights (“SARs”). The Company’s employees, directors and consultants are eligible to receive stock awards under the 2020 Plan; however, incentive stock options may only be granted to employees. As of December 31, 2022, 6,133,315 shares of the Company’s common stock were reserved for issuance under the 2020 Plan and 1,070,305 shares were available for future grants.

VALENZABIO, INC.

Notes to Financial Statements (Continued)

For the Year Ended December 31, 2022

Options under the 2020 Plan may be granted for periods of up to 10 years and at prices no less than 100.0% of the estimated fair value of the shares on the date of grant as determined by the Board, provided, however, that the exercise price of an incentive stock option granted to a 10.0% stockholder shall not be less than 110.0% of the estimated fair value of the shares on the date of grant. Options generally vest monthly over four years with or without one-year cliff vesting. Certain option grants provide for accelerated vesting if there is a change in control, as defined in the individual award agreements.

Early Exercise of Stock Options

The terms of the 2020 Plan permit the exercise of options prior to vesting, subject to required approvals. The shares are subject to the Company’s lapsing repurchase right upon termination of employment at an amount equal to the lower of: (i) the original purchase price and (ii) the fair market value at the time the Company’s right of repurchase is exercised. The Company’s right to repurchase these shares lapses as those shares vest over the requisite service period. Shares purchased pursuant to the early exercise of stock options are not deemed, for accounting purposes, to be issued until those shares vest according to their respective vesting schedules. Cash received for early exercised stock options is recorded as accrued liabilities and other current liabilities on the balance sheet and is reclassified to additional paid-in capital as such shares vest. Shares issued upon the early exercise of options are included in outstanding common stock shares and participate in voting and dividends rights. There were no early exercises of options through December 31, 2022.

Restricted Stock Awards

The Company issued 2,242,857 shares as restricted stock awards under the 2020 Plan. The purchase price of the restricted common stock awards was fair value as determined by the Board at the issuance date. The shares vest monthly over a period of three or four years from the vesting commencement date, subject to continuing services to be provided to the Company. Upon termination of employment, the Company has the right to repurchase any unvested restricted shares. The repurchase price for unvested shares of common stock will be the lower of (i) the fair market value on the date of repurchase or (ii) their original purchase price.

A summary of the status of the Company’s unvested restricted common stock awards at December 31, 2022 and changes during the year ended December 31, 2022 were as follows:

	Shares	Weighted-Average Grant Date Fair Value
Unvested restricted stock awards outstanding at January 1, 2022	1,207,938	$0.34
Shares granted	—	—
Shares vested	(569,049)	0.34

Unvested restricted stock awards outstanding at December 31, 2022	638,889	$0.34

As of December 31, 2022, there was unrecognized stock-based compensation expense related to unvested restricted stock units of $0.1 million, which the Company expects to recognize over a weighted-average period of approximately 1.1 years.

VALENZABIO, INC.

Notes to Financial Statements (Continued)

For the Year Ended December 31, 2022

Stock Options

A summary of the status of the Company’s stock option activity for the year ended December 31, 2022 is presented in the table and narrative below:

	Options	Weighted-Average Exercise Price	Weighted Average Remaining Contractual Term (in years)	Aggregate Intrinsic Value (in thousands)
Outstanding at January 1, 2022	1,347,581	$2.26	9.2	$1,517
Granted	1,516,162	3.48
Exercised	(188,750)	0.37
Forfeited	(51,667)	3.39
Cancelled	(6,250)	3.39

Outstanding at December 31, 2022	2,617,076	$3.08	9.1	$1,053

Options exercisable at December 31, 2022	781,912	$2.46	8.4	$796

Options vested and expected to vest at December 31, 2022	2,617,076	$3.08	9.1	$1,053

Aggregate intrinsic value represents the difference between the fair value of the underlying common stock and the exercise price as of December 31, 2022. The aggregate intrinsic value is calculated as the difference between the exercise price of the underlying stock options and the estimated fair value of the Company’s common stock for those stock options that had exercise prices lower than the estimated fair value of the Company’s common stock at December 31, 2022. The weighted average grant date fair value of stock options vested during 2022 was $2.10. The weighted-average grant-date fair value of options granted during the year ended December 31, 2022 was $2.50. For the year ended December 31, 2022, the intrinsic value and cash received for the stock options exercised were $0.6 million and $0.1 million, respectively.

Stock-Based Compensation Expense

The Black-Scholes option pricing model, used to estimate fair value of stock-based awards, requires the use of the following assumptions:

•

Fair value of common stock. The fair value of the shares of common stock underlying the stock options has historically been determined by the Company’s Board of Directors. Because there has been no public market for the common stock, the Board of Directors has determined the fair value of the common stock at the time of grant of the option by considering a valuation performed by an unrelated third-party valuation firm as well as a number of objective and subjective factors including valuation of comparable companies, sales of convertible preferred stock to unrelated third parties, operating and financial performance, the lack of liquidity of capital stock and general and industry specific economic outlook, among other factors.

•

Expected term. The expected term of stock options represents the weighted-average period the stock options are expected to remain outstanding. The Company does not have sufficient historical exercise and post-vesting termination activity to provide accurate data for estimating the expected term of options and has opted to use the “simplified method,” whereby the expected term equals the arithmetic average of the vesting term and the original contractual term of the option.

VALENZABIO, INC.

Notes to Financial Statements (Continued)

For the Year Ended December 31, 2022

•

Expected Volatility. As the Company is not publicly traded, the expected volatility for the Company’s stock options was determined by using an average of historical volatilities of selected industry peers deemed to be comparable to the Company’s business corresponding to the expected term of the awards.

•

Risk-free interest rate. The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for zero-coupon U.S. Treasury notes with maturities corresponding to the expected term of the awards.

•	Expected dividend yield. The expected dividend rate is zero as the Company currently has no history or expectation of declaring dividends on its common stock.

The assumptions used to value options granted for the year ended December 31, 2022 are as follows:

Expected term of option	5.5 – 6.1 years
Expected volatility	82% – 83%
Risk free interest rate	1.7% – 3.6%
Expected dividend yield	0%

The following table presents the classification of stock-based compensation expense related to awards granted to employees and non-employees for the year ended December 31, 2022 (in thousands):

Research and development	$701
General and administrative	645

Total	$1,346

As of December 31, 2022, the total compensation cost related to options not yet recognized in the financial statements is approximately $4.1 million, and the weighted-average period over which it is expected to be recognized is 2.8 years.

On January 4, 2023, at the closing of the Acquisition, all outstanding options and restricted stock awards held by terminated and non-continuing employees were accelerated in vesting and net exercised for Class A Common Stock shares of ACELYRIN. Outstanding options held by terminated employees who continued providing consulting services to ACELYRIN were assumed by ACELYRIN (see Note 1).

Shareholder Promissory Note

In May 2020, the Company issued a promissory note for $0.7 million with a 1.44% annual interest rate to one of its executives and stockholders. All outstanding principal, together with accrued and unpaid interest thereon, is due and payable on the earliest to occur of (i) May 8, 2027, (ii) 30 calendar days following the date of termination of the executive’s continuous service, (iii) a corporate transaction, as defined in the 2020 Plan, or (iv) immediately prior to the Company’s initial filing of a registration statement under the Securities Act of 1933, as amended, covering the offer and sale by the Company of its debt or equity securities.

The proceeds of the promissory note were used to purchase shares of restricted stock award granted to the executive in May 2020. The note is secured by a security interest in the common stock purchased by the executive under the restricted award, (the “Securities Collateral”) and the executive’s right, title and interest in and to all of the following: (i) all interest, dividends and distributions of every kind that become due and payable or distributable on or in respect of any Securities Collateral; (ii) all distributions and payments of every kind,

VALENZABIO, INC.

Notes to Financial Statements (Continued)

For the Year Ended December 31, 2022

including without limitation cash and securities of other issuers, that become due and payable or distributable on account of the Company’s purchase, redemption, repurchase or other retirement of any securities or investment property that are Securities Collateral at the time of such distribution or payment; (iii) all other distributions of every kind that become due and payable or distributable on or in respect of any of the foregoing; and (iv) all proceeds of any of the foregoing, including, without limitation, the rolled over or reinvested proceeds thereof.

The promissory note was determined to be non-recourse for accounting purposes and as such it is not recorded in the financial statements. The RSA shares acquired via the promissory note considered an early stock option exercise for accounting purposes. The Company measured compensation cost for this stock option-like award based on the fair value on the grant date using the Black-Scholes option pricing model. During the year ended the Company recognized $0.1 million as stock-based compensation expense in the statement of operations and comprehensive loss. As of December 31, 2022, the unrecognized stock- based compensation expense is $0.1 million and expected to be recognized over the remaining vesting term through February 2024. The promissory note and accrued interest balance were $0.7 million as of December 31, 2022.

On January 4, 2023, the balance of the outstanding promissory note was settled in full by forfeiture of the number of shares in accordance with the Merger Agreement.

9. Income Taxes

There is no provision for income taxes because the Company has historically incurred operating losses and maintains a full valuation allowance against its net deferred tax assets. All Company’s operating losses are generated in the United States.

A reconciliation of the statutory tax rates to the effective tax rates is as follows:

Year Ended December 31, 2022
Federal statutory rate	21.0%
State tax, net of federal benefit	(2.6)%
Tax credits	1.99%
Permanent adjustments and other	(1.38)%
Valuation allowance	(19.01)%

—%

VALENZABIO, INC.

Notes to Financial Statements (Continued)

For the Year Ended December 31, 2022

Significant components of the deferred tax assets for federal and state income taxes were as follows (in thousands):

December 31, 2022
Gross deferred tax assets:
Net operating losses	$8,745
Tax credits (federal and state)	825
Stock-based compensation	297
Capitalized license agreements	5,314
Capitalized research and development (IRC 174)	5,951
Other	47

$21,179
Less—Valuation allowance	(21,179)

Net deferred tax asset	$—

The Company has a full valuation allowance against its deferred tax assets, since, in the opinion of management, based upon the history of losses by the Company and insufficient future federal and state taxable income; it is more likely than not that the benefits will not be realized. All or a portion of the remaining valuation allowance may be reduced in future years based on an assessment of earnings sufficient to fully utilize these potential tax benefits. The valuation allowance increased by $8.1 million for the year ended December 31, 2022, primarily due to the net operating losses carryforwards.

At December 31, 2022, the Company had the following net operating loss and credit carryforwards available:

	As of December 31, 2022	Expiration Years
Federal net operating loss carryforwards	$32,510	Do not expire
State net operating loss carryforwards	3,447	2041-2042
Federal research and development credit carryforwards	1,100	2041-2042

Utilization of the net operating loss (NOL) and research tax credit carryforwards may be subject to a substantial annual limitation due to ownership limitations that have occurred or that could occur in the future, as required under Section 382 of the Internal Revenue Code of 1986, as well as similar state provisions. These ownership changes may limit the amount of the NOL and research credit carryforwards that can be utilized annually to offset future taxable income and tax, respectively. In general, an “ownership change” as defined by Section 382 of the Code results from a transaction or series of transactions over a three-year period resulting in an ownership change of more than 50 percentage points of the outstanding stock of a by certain stockholders or public groups. If the Company has experienced a change of control at any time since the Company’s formation, utilization of its net operating losses or research and development credit carryforwards would be subject to an annual limitation. Any limitation may result in expiration of a portion of the net operating loss or research and development credit carryforwards before utilization which would reduce the Company’s gross deferred tax assets. Accordingly, even if we attain profitability, we may not be able to utilize a material portion of our NOLs or credits. Under the Tax Cuts and Jobs Act of 2017 the treatment of NOL’s arising on or after January 1, 2018, and beyond may only be used to offset 80% of taxable income. This change may require us to pay federal income taxes in future years despite generating a loss for federal income tax purposes in prior years.

VALENZABIO, INC.

Notes to Financial Statements (Continued)

For the Year Ended December 31, 2022

ASC 740 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under ASC 740, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely that not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. Uncertain tax positions prior to the year ended December 31, 2022, were minimal. As of December 31, 2022, uncertain tax positions of $0.2 million, if recognized, would not affect the Company’s effective tax rate. The Company recognizes interest accrued related to unrecognized tax benefits and penalties as income tax expense. Related to the unrecognized tax benefits noted above, the Company did not accrue any penalties or interest during tax year 2022 due to available tax losses. The Company does not have any outstanding U.S. federal income tax or material state and local tax matters for periods through December 31, 2022. There are no federal or state and local income tax returns currently under examination. The Company’s tax returns from inception to date are subject to examination by the taxing authorities.

10. Subsequent Events

The Company has evaluated all events subsequent to December 31, 2022, through March 24, 2023, which represents the date these financial statements were available to be issued. The Company is not aware of any subsequent events that would require recognition or disclosure to the financial statements other than the Acquisition by ACELYRIN closed on January 4, 2023, as disclosed in Note 1.